For the annual period ending October 31, 2007
File Number 811-03981
Prudential World Fund, Inc.

                                    ITEM 77D
                  Policies with Respect to Security Investment


                          TARGET ASSET ALLOCATION FUNDS
                         Target Moderate Allocation Fund
                          Target Growth Allocation Fund
                           THE TARGET PORTFOLIO TRUST
                         International Equity Portfolio
                           PRUDENTIAL WORLD FUND, INC.
                         Dryden International Value Fund
                   THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
                      JennisonDryden Asset Allocation Funds
                   JennisonDryden Conservative Allocation Fund
                     JennisonDryden Moderate Allocation Fund
                      JennisonDryden Growth Allocation Fund

  Supplement dated October 10, 2007 to the Statement of Additional Information

This Supplement amends the Statements of Additional Information of each of the Funds referenced above and is in addition to any existing supplement to a Fund's Statement of Additional Information.

1. Target Moderate Allocation Fund, Target Growth Allocation Fund, International Equity Portfolio of The Target Portfolio Trust, and Dryden International Value Fund

Effective on or about October 1, 2007, the information relating to LSV Asset Management (LSV) in the table entitled "Portfolio Subadvisers & Fee Rates" appearing in the section of the SAI entitled "Management & Advisory Arrangements-Subadvisers" and any accompanying footnotes are hereby deleted and replaced with the following information.

        Portfolio Name                         Advisory Fee
International Equity Portfolio 0.45% of average daily net assets to $150
of                             million; 0.425% of average daily net assets
The Target Portfolio Trust     from $150 million to $300 million; 0.40%of
                              average daily net assets from $300 million to $450 million; 0.375% of average daily net assets from $450 million to $750 million; and 0.35% of average daily net assets over $750 million*
Target Moderate Allocation     0.45% of average daily net assets to $150
Fund of                        million; 0.425% of average daily net assets
Target Asset Allocation Funds  from $150 million to $300 million; 0.40%of
(formerly the Strategic        average daily net assets from $300 million to
Partners Moderate Allocation   $450 million; 0.375% of average daily net
Fund of Strategic Partners     assets from $450 million to $750 million; and
Asset Allocation Funds)        0.35% of average daily net assets over $750
                              million**
Target Growth Allocation Fund  0.45% of average daily net assets to $150
of                             million; 0.425% of average daily net assets
Target Asset Allocation Funds  from $150 million to $300 million; 0.40%of
(formerly the Strategic        average daily net assets from $300 million to
Partners Growth Allocation     $450 million; 0.375% of average daily net
Fund of Strategic Partners     assets from $450 million to $750 million; and
Asset Allocation Funds)        0.35% of average daily net assets over $750
                              million***

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Dryden International Value     0.45% of average daily net assets to $150
Fund of                        million; 0.425% of average daily net assets
Prudential World Fund, Inc.    from $150 million to $300 million; 0.40%of
(formerly the Strategic        average daily net assets from $300 million to
Partners International Value   $450 million; 0.375% of average daily net
Fund)                          assets from $450 million to $750 million; and
                              0.35% of average daily net assets over $750 million****

* For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the International Equity Portfolio of The Target Portfolio Trust will be aggregated with the assets managed by LSV in: (i) the AST
International Value Portfolio of Advanced Series Trust (formerly AST LSV International Value Portfolio); (ii) the AST Advanced Strategies Portfolio of Advanced Series Trust; (iii) the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio); (iv) the Global Portfolio of The Prudential Series Fund; (v) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds);
(vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); (vii) the Dryden International Value Fund of Prudential World Fund, Inc. (formerly the Strategic Partners International Value Fund); and
(viii) and any other portfolio subadvised by LSV on behalf of PI or one of its affiliates pursuant to substantially the same investment strategy.

** For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds) will be aggregated with the assets managed by LSV in: (i) the AST International Value Portfolio of Advanced Series Trust (formerly AST LSV International Value Portfolio); (ii) the AST Advanced Strategies Portfolio of Advanced Series Trust; (iii) the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio); (iv) the Global Portfolio of The Prudential Series Fund; (v) the International Equity Portfolio of The Target Portfolio Trust; (vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds);
(vii) the Dryden International Value Fund of Prudential World Fund, Inc. (formerly the Strategic Partners International Value Fund); and (viii) any other portfolio subadvised by LSV on behalf of PI or one of its affiliates pursuant to substantially the same investment strategy.

*** For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds) will be aggregated with the assets managed by LSV in: (i) the AST International Value Portfolio of Advanced Series Trust (formerly AST LSV International Value Portfolio); (ii) the AST Advanced Strategies Portfolio of Advanced Series Trust; (iii) the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio); (iv) the Global Portfolio of The Prudential Series Fund; (v) the International Equity Portfolio of The Target Portfolio Trust; (vi) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (vii) the Dryden International Value Fund of Prudential World Fund, Inc. (formerly the Strategic Partners International Value Fund); and
(viii) any other portfolio subadvised by LSV on behalf of PI or one of its affiliates pursuant to substantially the same investment strategy.

**** For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the Dryden International Value Fund of Prudential World Fund, Inc. (formerly the Strategic Partners International Value Fund) will be aggregated with the assets managed by LSV in: (i) the AST International Value Portfolio of Advanced Series Trust (formerly AST LSV International Value Portfolio); (ii) the AST Advanced Strategies Portfolio of Advanced Series Trust;
(iii) the SP International Value Portfolio of The Prudential Series Fund (formerly SP LSV International Value Portfolio); (iv) the Global Portfolio of The Prudential Series Fund; (v) the International Equity Portfolio of The Target Portfolio Trust; (vi) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (vii) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); and (viii) any other portfolio subadvised by LSV on behalf of PI or one of its affiliates pursuant to substantially the same investment strategy.

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2. JennisonDryden Asset Allocation Funds

The table appearing in Part I of the SAI in the section entitled "Management & Advisory Arrangements-Additional Information About the Portfolio Managers-Other Accounts and Ownership of Fund Securities" is hereby amended by adding the following information pertaining to Mr. Joel Kallman, a new portfolio manager for the JennisonDryden Asset Allocation Funds. The information provided is as of October 1, 2007.

 Portfolio    Registered Other Pooled     Other     Ownership
  Manager     Investment  Investment    Accounts     of Fund
              Companies    Vehicles                Securities
    Joel     $720,645,69  $74,167,854 $5,247,225,6    None
  Kallman         0                        27

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